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                                                                      EXHIBIT 11
                                                                      ----------


                  PARK-OHIO INDUSTRIES, INC. AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                (Dollars in thousands -- Except per share data)

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                                                                           THREE MONTHS ENDED
                                                                                MARCH 31
                                                                           -------------------
                                                                            1997        1996
                                                                           -------     -------
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Income from continuing operations........................................  $ 2,242     $ 2,582
Amortization of imputed goodwill associated with the earnout shares......      (21)        (21)
                                                                           -------     -------
Income from continuing operations related to shareholders of Common Stock
  (Primary)..............................................................    2,221       2,561
Interest associated with Convertible Senior Subordinated Debentures, net
  of income taxes........................................................      250         274
                                                                           -------     -------
Income from continuing operations related to shareholders of Common Stock
  (Fully diluted)........................................................  $ 2,471     $ 2,835
                                                                           =======     =======
Discontinued operations..................................................  $   -0-     $ 1,499
                                                                           =======     =======
Net income related to shareholders of Common Stock (Primary).............  $ 2,221     $ 4,060
                                                                           =======     =======
Net income related to shareholders of Common Stock (Fully diluted).......  $ 2,471     $ 4,334
                                                                           =======     =======
PRIMARY COMPUTATION
  Average shares outstanding during the period...........................   10,666      10,404
  Effect of General Aluminum Mfg. Company earnout shares deemed to be
     issued..............................................................      188         188
  Effect of dilutive stock options based on the treasury stock method
     using the average market price for the period.......................      243         224
                                                                           -------     -------
     Shares used.........................................................   11,097      10,816
                                                                           =======     =======
  Per share of Common Stock:
     Continuing operations...............................................  $   .20     $   .24
     Discontinued operations.............................................      -0-         .14
                                                                           -------     -------
     Net income..........................................................  $   .20     $   .38
                                                                           =======     =======
FULLY DILUTED COMPUTATION
  Average shares outstanding per primary computation above...............   11,097      10,816
  Additional effect of dilutive stock options based on the treasury stock method using the end of period market price, if higher than the
     average market price................................................      -0-          55
  Effect of assuming conversion of the Convertible Senior Subordinated
     Debentures..........................................................    1,151       1,151
                                                                           -------     -------
     Shares used.........................................................   12,248      12,022
                                                                           =======     =======
  Per share of Common Stock:
     Continuing operations...............................................  $   .20     $   .24
     Discontinued operations.............................................      -0-         .12
                                                                           -------     -------
     Net income..........................................................  $   .20         .36
                                                                           =======     =======
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